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                                                                    Exhibit 23.3



             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Aureal Semiconductor Inc. of our report dated August 4, 1994, except as to the first paragraph of Note 1 as to which the date is January 20, 1995, with respect to the consolidated financial statements and schedule of Media Vision Technology Inc. (now Aureal Semiconductor Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP


San Jose California
July 26, 1996